                                                                 Exhibit 10(a)


                 AMENDED AND RESTATED OPERATING AGREEMENT


This Amended and Restated Operating Agreement (the "Agreement"), originally made and entered into as of November 1, 1980, amended and restated as of June 30, 1998, by and between XEROX CORPORATION, a New York corporation ("Xerox") and XEROX CREDIT CORPORATION, a Delaware corporation ("Credit").

                              WITNESSETH:

WHEREAS, Xerox is now and will become in the future the owner of numerous accounts receivable arising out of credit sales and leases of Xerox during the normal course of its business; and

WHEREAS, Xerox desires to sell and Credit desires to purchase from time to time a portion of such accounts receivable; and

WHEREAS, Credit desires to appoint Xerox as agent to bill and collect such accounts receivable as Credit may from time to time purchase from Xerox;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following definitions are used:

  (a) "Accounting Period" means one calendar month unless a different period of time is agreed upon by the parties in writing.

  (b) "Assigned Obligation" means the amount (or portion) of any Obligation which, as of any date, Xerox sells to Credit and, unless otherwise specified by the parties, shall be deemed to include an Obligation which arises from an extension, explicit or implicit, of the original term of a lease which gave rise to an Assigned Obligation.

  (c) "Book Value" of any Assigned Obligation means, as of any given date, the value of such Assigned Obligation to Credit as reflected on the books and records of Credit on such date giving effect to all collections on such Assigned Obligations as of such date.

  (d) "Defaulted Obligation" means an Obligation any part of which has been determined to be uncollectible in accordance with Xerox` standard credit policies in effect on the date hereof and as such policies may be changed hereafter.












                                     (12)

  (e) "Defaulted Reserve Obligation" means any Reserve Obligation which has become a Defaulted Obligation.

  (f) "Defaulted XBS Obligation" means any XBS Obligation which has become a Defaulted Obligation.

  (g) "Obligation" means any amount owed to Xerox for products sold or leased to the obligor (the "Debtor") by Xerox, including products manufactured by Xerox or by other parties.

  (h) "Reserve" means the reserve account to be established under Section 5 hereof.

  (i) "Reserve Obligation" means any Assigned Obligation which is not an XBS Obligation.

  (j) "Subsidiary" means a corporation more than 50% of the voting capital stock of which is owned, directly or indirectly, by another entity.

  (k) "XBS Obligation" means any Assigned Obligation which is designated as such by Xerox at the time of purchase by Credit.

  (l) "Xerox" means Xerox Corporation, a New York corporation, and includes any of its Subsidiaries which hereafter sells Obligations to Credit hereunder by reason of which sale such Subsidiary shall be deemed to have become a party hereto and shall become subject to all of the obligations and have all of the rights of Xerox hereunder with respect to such Subsidiary`s Assigned Obligations.

 2. Sale and Ownership of Obligations.

  (a) Subject to the conditions of Sections 2(c) and 2(d) hereof, effective on the date hereof and at such other times during the term of this Agreement as may be mutually agreed upon, Xerox will sell to Credit and Credit will purchase, as hereinafter provided, all of Xerox` right, title and interest in and to such Assigned Obligations as shall be described in the particular document of sale. Each sale and purchase of Assigned Obligations shall be deemed to include the transfer by Xerox to Credit of all security interests and all other liens which Xerox may have with respect to the equipment, the sale or lease of which gave rise to the Assigned Obligation.

  (b) Each sale to Credit of Obligations under this Agreement shall be accomplished by the delivery to and acceptance by Credit of a document in substantially the form of Exhibit "A-1", in the case of Obligations which will be Reserve Obligations and Exhibit "A-2", in the case of Obligations which will be XBS Obligations.












                                     (13)

  (c) Each group of Assigned Obligations which are sold by Xerox to Credit from time to time shall be representative of the quality of Obligations of the kind represented in such group then held by Xerox with respect to credit worthiness of the Debtors and collection experience.

  (d) Credit may, at any time and from time to time, elect to have any wholly-owned Subsidiary of Credit purchase the Assigned Obligations from Xerox and any such Subsidiary and Credit may, at any time and from time to time, purchase and sell or otherwise transfer Assigned Obligations one to the other. In the event that such Subsidiary shall become a holder of Assigned Obligations, it shall concurrently with such transaction be deemed to have become a party hereto and shall become subject to all the obligations and have all of the rights of Credit hereunder. Credit may not sell, transfer or assign Assigned Obligations to any other person, firm or corporation except
(i) transfers and assignments made prior to the date of this Agreement to Preferred Receivables Funding Corporation and The First National Bank of Chicago and (ii) further transfers or assignments made with the prior approval of Xerox.

  (e) Xerox and Credit may from time to time establish a mutually-agreed target return on equity ("ROE") level for Credit. In recognition of the fact that Credit's credit rating depends, in part, on maintaining such target ROE, Xerox may, at its option, at any time and from time to time, transfer to Credit such additional amounts as are necessary to maintain Credit's ROE at the targeted level.

 3. Documents.

  (a) Whenever Obligations are sold to Credit under this Agreement, Xerox shall make available to Credit at its request, for its inspection and copying, the following:

  (i) Documents, if any, evidencing such Assigned Obligations and any security therefore and any evidence of filing or recording thereof.

  (ii) A listing showing the original amount of the Assigned Obligations and the amount remaining unpaid thereon if less than the face amount.

  (iii) Such other financial information then possessed by Xerox regarding the Debtor`s financial condition as Credit may from time to time request.

  (b) Nothing contained in this Agreement shall require, and Xerox shall in no event be obligated to give, notice to any Debtor that the related Obligation has been sold to Credit. So long as Xerox shall be in substantial compliance with its obligations under Section 10(a), Credit shall give no such notice to any Debtor without the prior written consent of Xerox.












                                     (14)

 4. Purchase Price. The purchase price at which Credit shall at any time acquire Assigned Obligations shall be such as the parties shall agree at the time of the sale of the Assigned Obligations.

 5. Reserve Account. Credit shall retain a portion of the purchase price of any Reserve Obligation otherwise payable to Xerox for the sole purpose of establishing and maintaining a Reserve account intended to cover Reserve Obligations which subsequently become Defaulted Obligations. Such Reserve shall be funded as follows:

  (a) On the first date on which payment shall be due Xerox for Reserve Obligations, Credit shall withhold from Xerox and credit to said Reserve a portion of the purchase price of the stated amount of such Reserve Obligations as agreed by the parties.

  (b) On each subsequent date on which payment shall be due Xerox for Reserve Obligations, necessary adjustments shall be made in order to maintain a total Reserve of the stated amount of all outstanding Reserve Obligations (after giving effect to all other accounting adjustments on such date) as agreed by the parties.

  (c) As of the last day of each Accounting Period after the first such period, the amounts of any Defaulted Reserve Obligations shall be charged to the Reserve and subsequent collections of any such Defaulted Obligations will be credited to the Reserve. Property repossessed in accordance with Section 10(a)(ii) shall be credited to the Reserve in an amount as agreed to by the parties not to exceed net realizable value. Upon termination hereof pursuant to Section 13, Defaulted Reserve Obligations and subsequent collections on Defaulted Reserve Obligations shall continue to be credited to the Reserve until all Reserve Obligations have been paid in full or become Defaulted Reserve Obligations. Thereafter, any credit balance in the Reserve shall be paid to Xerox or any excess charges shall be paid by Xerox to Credit.

 6. XBS Obligations. Notwithstanding any other provision of this Agreement to the contrary, and as additional consideration for Credit`s agreement to purchase the XBS Obligations in accordance with the terms and provisions of this Agreement, Xerox hereby agrees that:

  (a) On any date that payments are due to Credit from Xerox as set forth in
Section 10 hereof, Xerox shall pay to Credit the full amount of all sums then due to Credit with respect to the XBS Obligations whether or not such sums have been collected by Xerox from the parties obligated to pay such sums; and

  (b) In the event that Xerox shall determine during any Accounting Period that a particular XBS Obligation has become a Defaulted XBS Obligation, Xerox shall repurchase such Defaulted XBS Obligation from Credit within












                                     (15)
thirty (30) days after the end of such Accounting Period at a price equal to the Book Value of such Defaulted XBS Obligation as of the date of repurchase. Each such repurchase shall be deemed to include the transfer by Credit to Xerox of all security interests and other liens which Credit acquired at the time it purchased the original XBS Obligation.

 7. Price Adjustments; Indemnification. To the extent that Credit is entitled to collect less than the face value of any Assigned Obligation as the result of any price adjustment, rebate or cash discount not contemplated in fixing the sale price of the Assigned Obligation, or breach of product warranty adjustment or other offset to which the Debtor(s) thereon may become entitled in connection with the transaction giving rise to such Assigned Obligation, Xerox will reimburse Credit in the amount of such difference. Xerox agrees to hold Credit harmless from any and all liability, claims, losses and damages caused by breach of product warranties made by Xerox or by other breaches of contract by Xerox with respect to the products covered by Assigned Obligations. To the extent that Credit suffers any monetary damage due to the inaccuracy of any of Xerox` representations in Section 9, Xerox will reimburse Credit in the amount of any such damage. Xerox also agrees to hold Credit harmless from any and all liabilities, claims, losses and damages for any sales, use, personal property or license tax arising out of the use of ownership of any of the products covered by Assigned Obligations.

 8. Settlement. Within thirty (30) days after the end of each Accounting Period, or at such other interval as may be mutually agreed upon, Xerox will deliver to Credit a settlement statement in substantially the form of Exhibit "B-1", with respect to Reserve Obligations and Exhibit "B-2", with respect to XBS Obligations, showing payments to be made as of the end of such Accounting Period. The balance due between the parties shall thereupon be settled by payment in appropriate funds or in such manner as may be agreed between the parties. All adjustments as provided in Section 7 hereof with respect to any Accounting Period shall for all purposes hereof be deemed to have been made immediately prior to the end of such Accounting Period. Each transfer at the time of the settlement for an Accounting Period covered by a settlement statement shall for all purposes hereof be deemed to have been made at the end of such Accounting Period.

 9. Representations and Warranties. Xerox hereby represents and warrants to Credit as follows:

  (a) The figures set forth in each document of sale and settlement statement delivered to Credit hereunder will be true and correct as at the time made;

  (b) At the time of sale of Obligations, such Obligations will represent valid and legally enforceable Obligations of customers in connection with the sale or lease of products;












                                     (16)

  (c) At the time of sale of Obligations, beneficial ownership in the Obligations will not have been conveyed or assigned to a third party;

  (d) Each document of sale executed and delivered to Credit hereunder will vest in Credit all right, title and interest in and to the Assigned Obligations covered by such document and the proceeds of collection thereof, free and clear from claims of any third parties;

  (e) At the time of sale of Obligations, such Obligations will be free and clear of all liens and encumbrances whatsoever and will not be subject to any setoff, counterclaim or other defense;

  (f) At the time of sale of Obligations, such Obligations will conform with any and all applicable laws and regulations; and

  (g) Xerox will at all times during the warranty period for equipment satisfy its obligations, if any, with respect to the maintenance and service of equipment, the sale of which gave rise to an Assigned Obligation.

 10. Services.

  (a) Credit hereby appoints Xerox to perform the following services for Credit, and Credit will reimburse Xerox for the cost to Xerox of performing such services to the extent and in such amounts as may from time to time be agreed to between Xerox and Credit:

    (i) To bill and collect, when due and with the same diligence and procedures employed in the collection of Xerox` own accounts receivable, sums payable on Assigned Obligations and upon collection to hold them for the account of Credit, and to pay them over to Credit within thirty (30) days after the end of the Accounting Period in which the same were received or within such other period of time as the parties shall agree;

    (ii) If it becomes advisable to Xerox to repossess any property in which any Reserve Obligation acquired by Credit has any security interest, to proceed with due diligence to take lawful steps to repossess said property and to take such other lawful steps as may be necessary or appropriate to enforce such security interest for and on behalf of Credit, and any such repossessed property shall become the property of Xerox upon an appropriate credit to the Reserve in accordance with Section 5(c);

    (iii) To perform such other acts and provide such other services as Credit may from time to time reasonably request and Xerox may agree to perform or provide.














                                     (17)

  (b) Xerox agrees to indemnify Credit against, and hold Credit harmless from, any and all claims asserted against Credit by any third party arising out of any wrongful or negligent act or omission to act of Xerox, in performing any of the services which Xerox shall perform or furnish for Credit pursuant to the provisions of this Agreement, provided, however, that Credit shall promptly notify Xerox in writing of each such claim made or suit thereon instituted against Credit and the details thereof, and shall not pay or compromise any such claim or suit without the written approval of Xerox, and Xerox shall be permitted to assume and direct the defense of any such suit by counsel of its own choosing.

  (c) Nothing contained in this Agreement shall in any way restrict Xerox at any time from exchanging, renewing, extending or in any way altering the Assigned Obligations on behalf of and for the account of Credit, provided that any such exchange, renewal, extension or alteration shall be consonant with Xerox` then existing standard credit policies. Appropriate adjustment shall be made for any such change, renewal, extension or alteration in the settlement statement at the end of the Accounting Period in which the action took place.

 11. Records.  Xerox will

  (a) safely maintain such documents as may be required for the collection of Assigned Obligations;

  (b) keep such accounts and other records as will enable Credit to determine at any time the status of the Assigned Obligations;

  (c) permit Credit on reasonable notice at any time during normal business hours to inspect, audit, check and make abstracts from Xerox` accounts, records, correspondence and other papers pertaining to Assigned Obligations; and

  (d) deliver to Credit, upon its request and at Xerox` own cost and expense, any of said accounts, records, correspondence and other papers as Credit may deem reasonably essential to enable it to enforce its rights, if then being challenged, with respect to Assigned Obligations. The books and records of Xerox will be made to reflect the sale of the Assigned Obligations to Credit.

 12. Waivers. Xerox hereby waives any failure or delay on the part of Credit in asserting or enforcing any of its rights or in making any claims or demands hereunder.

 13. Termination; Amendment. This Agreement may not be terminated, amended or modified except upon the written consent thereto of Credit and Xerox which will not be unreasonably withheld. No Obligations shall be offered or purchased hereunder after the date of termination. This Agreement shall otherwise continue in effect after the date of termination until Credit shall have received









                                     (18)
payment of an amount equal to the unrecovered balance then remaining to be paid on all Assigned Obligations owned by Credit on the date of termination and thereupon this Agreement shall terminate for all purposes (other than rights of indemnification provided for herein).

 14. Notices. Any notice, instruction, request, consent, demand or other communication required or contemplated by this Agreement to be in writing, shall be given or made or communicated by United States first class mail, addressed as follows:

If to Xerox:   Xerox Corporation
               P. O. Box 1600
               800 Long Ridge Road
               Stamford, Connecticut 06904-1600
               Attention: Treasurer

If to Credit:  Xerox Credit Corporation
               P. O. Box 10347
               100 First Stamford Place
               Stamford, Connecticut 06904-2347
               Attention:  Vice President, Finance

 15. Successors. The covenants, representations, warranties and agreements herein set forth shall be mutually binding upon, and inure to the mutual benefit of, Xerox and its successors, and Credit and its successors.

 16. Governing Law. This Agreement shall be governed by the laws of the State of New York.


IN WITNESS WHEREOF, the parties hereto have set their hands and have affixed their corporate seals as of the day and year first above written.

                                        XEROX CORPORATION


Attest:  /s/ Martin S. Wagner           By  /s/ Eunice M. Filter
         Assistant Secretary                Vice President, Treasurer
                                            And Secretary


                                        XEROX CREDIT CORPORATION


Attest:  /s/ Douglas H. Marshall        By  /s/ George R. Roth
         Assistant Secretary                Vice President and
                                            Treasurer
                                            Chief Financial Officer










                                     (19)

                                                           EXHIBIT A-1




This instrument is delivered to you pursuant to the Amended and Restated Operating Agreement dated as of November 1, 1980, amended and restated as of June 30, 1998, by and between Xerox Corporation and Xerox Credit Corporation ("Credit").

 1. The undersigned hereby sells and transfers to ___________, pursuant to
Section 2 of the Agreement, an aggregate of $________ of Reserve Obligations outstanding as of the close of business on __________ for a purchase price (less the Reserve) of $________. Such Reserve Obligations are set forth on
Schedule 1 hereto.

 2. After giving effect to all adjustments you own as of the close of business at ______________, Reserve Obligations in the aggregate amount of $________.

 3. This instrument shall become effective as of the date hereof upon your acceptance.

                                          XEROX CORPORATION

                                          By	 _____________________
                                             [Title]


Accepted as of	__________________.


___________________________


By:  ____________________
     [Title]






















                                     (20)

                            Schedule 1
                    To Instrument of Transfer
                      As of _____________
          Pursuant To Amended and Restated Operating Agreement
  Dated As Of November 1, 1980, amended and restated as of June 30, 1998



Xerox Corporation is hereby transferring as of __________ to ____________ the Reserve Obligations set forth on the New Month Contract - Detail Report bearing the following Division Codes and Customer Types:














































                                     (21)

                                                                 EXHIBIT A-2



This instrument is delivered to you pursuant to the Amended and Restated Operating Agreement dated as of November 1, 1980, amended and restated as of June 30, 1998, by and between Xerox Corporation and Xerox Credit Corporation.

 1. The undersigned hereby sells and transfers to ___________, pursuant to
Section 2 of the Agreement, an aggregate of $________ of XBS Obligations outstanding as of the close of business on __________ for a purchase price of $________. Such XBS Obligations are set forth on Schedule 1 hereto.

 2. After giving effect to all adjustments you own as of the close of business at ______________, XBS Obligations in the aggregate amount of $________.

 3. This instrument shall become effective as of the date hereof upon your acceptance.

                                            XEROX CORPORATION

                                            By: ______________________
                                                [Title]

Accepted as of	 _____________.


____________________________


By _________________________
   [Title]

























                                     (22)

                               Schedule 1
                         To Instrument of Transfer
                           As of _____________
            Pursuant To Amended and Restated Operating Agreement
  Dated As Of November 1, 1980, amended and restated as of June 30, 1998




Xerox Corporation is hereby transferring as of __________ to __________ the following XBS Obligations:














































                                     (23)

                                                                EXHIBIT B-1
                                                                (Part 1)


                   SETTLEMENT STATEMENT FOR MONTH OF _____________
                Between Xerox Corporation and Xerox Credit Corporation

RESERVE OBLIGATIONS                  AGREEMENT RESERVE ACCOUNT

1. Reserve Obligations outstanding   7. Balance in Agreement Reserve
   at end of prior period (Line         at end of prior period
   6 of prior report)                   (Line 14 of prior report)
                        $_________                                  ________


2. Amount of Obligations (which      8. Amount credited to Reserve
   will be designated as Reserve	        for the period.
   Obligations) as of end of period
   (Exhibit A-1)          __________                               _________


3. Reserve Obligations which became  9.  Charge against Reserve
   Defaulted Reserve Obligations
   during period          __________                               _________


4. Collections and other adjustments 10. Collections and other
   on Reserve Obligations during         adjustments on Defaulted
   period                 __________     Reserve Obligations       _________


5. Net Change for the period (Line 2	 11. Net change in Agreement
   minus Lines 3 and 4)                  Reserve account during period
                                         (Line 9 plus Line 10 minus
                          __________     Line 9)                   _________


6. Reserve Obligations at end of     12. Agreement Reserve prior to
   period (Line 1 plus Line 5)           adjustment (Line 7 plus
                          __________     Line 11                   _________

                                     13. Reserve adjustment        _________

                                     14. Balance in Agreement Reserve
                                         at end of period          _________












                                     (24)

                                                                EXHIBIT B-1
                                                                (Part 2)

                   SETTLEMENT STATEMENT FOR MONTH OF _____________
                Between Xerox Corporation and Xerox Credit Corporation

SETTLEMENT

                                   Due          Due
                                   XC           XCC
15. Collections and other
    adjustment on
    Reserve Obligations
    (Line 4)                       XXX          ______


16. Collections and other
    adjustment on Defaulted
    Reserve Obligations
    (Line 10)                      XXX          ______

    Amount Due XCC                 XXX          ______


17. Agreement Reserve
    Balance adjustment
    Line 13)                       XXX          ______


18. Amount of Accounts
    Receivable (which will be
    designated as Reserve
    Obligations) assigned less
    amount credited to reserve
    (Line 2 minus Line 8)          _____        XXX


19. Unearned Interest and
    Discount / (Premium)
                                   _____        ______


    Totals (Line 16 plus
    Lines 17 and 18)               _____

    Amount Due XC                  _____        XXX











                                     (25)

                                                                  EXHIBIT B-2
                SETTLEMENT STATEMENT FOR MONTH OF _____________
            Between Xerox Corporation and Xerox Credit Corporation


XBS OBLIGATIONS                       SETTLEMENT

                                                             Due XC    Due XCC

1. XBS Obligations outstanding        7. Sums due on XBS
   at end of prior period                Obligations (Line 4)
   (Line 6 of Prior Report)  $______                          XXX      _______


2. Amount of Obligations (which       8. Book Value of Defaulted
   will be designated as XBS             XBS Obligations (Line 3)
   Obligations) assigned as of
   end of period (Exhibit A)  ______                          XXX      _______


                                         Amount Due XCC       XXX      _______
                                         (Line 7 plus Line 8)


3. Book Value of XBS Obligations      9. Amount of Accounts Receivable
   which became Defaulted XBS            (which will be designated as
   Obligations during period             XBS Obligations) assigned
                              ______     (Line 2)             ______   XXX


4. Sums due on XBS Obligations
   during period                     10. Unearned Interest    XXX      _______


5. Net change for the period (Line 2
   minus Lines 3 and 4)       _______    Amount Due XC        _______  XXX
                                         (Line 9 minus Line 10)


6. XBS Obligations at end of period
   (Line 1 plus Line 5)      $_______    Amount Due XC        _______  XXX
















                                     (26)